ALLEGHENY ENERGY SOLUTIONS, INC.
                                BALANCE SHEET
                           As of December 31, 1998


Assets
Property, Plant and Equipment:
   At Original Cost                                        $19,878
   Accumulated Depreciation                                      0
                                                            19,878
Current assets:
   Cash                                                    197,163
   Accounts Receivable:
        Electric Service                                 3,349,714
        Other                                            2,146,757
        Allowance for Uncollectibles                       (81,748)
   Accounts Receivable - Affiliates                        189,783
                                                         5,801,668
Deferred charges:
   Other                                                    29,559

          Total Assets                                  $5,851,105


Capitalization and Liabilities
Capitalization:
   Common stock                                             $1,000
   Other paid-in capital                                 3,242,620
   Retained earnings                                    (3,181,295)
                                                            62,325
Current liabilities:
   Short - Term Debt                                     1,000,000
   Accounts payable - Affiliated                           184,690
   Accounts payable - Other                              2,444,723
  Taxes accrued:
        Federal & State Income                             134,950
        Other                                            1,150,887
   Other                                                   857,661
                                                         5,772,910
Deferred credit and liabilities
   Other                                                    15,870

          Total Capitalization and Liabilities          $5,851,105

                                 Unaudited